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                                                                      EXHIBIT 21
PLEXUS 2000 10-K

                 Subsidiaries of Plexus Corp. and subsidiaries

1. Electronic Assembly Corporation ("EAC"), a Wisconsin corporation and subsidiary of Plexus Corp.

     a) Plexus International Sales and Logistics, LLC ("PISL"), a Delaware LLC and subsidiary of EAC
     b)   Plexus QS, LLC, ("PQS") a Delaware LLC and subsidiary of EAC
     c) Plexus South, S. de R.L. de C.V., ("PSS") a Mexico entity and subsidiary of PISL and PQS
     d) Plexus Electronica S. de R.L. de C.V., a Mexico entity and subsidiary of PSS and PQS
     e) Plexus de Servicios Management, S. de R.L. de C.V., a Mexico entity and subsidiary of PSS and PQS
     f) Plexus Servicios, S. de R.L. de C.V., a Mexico entity and subsidiary of PSS and PQS

2.   Technology Group, Inc., a Wisconsin corporation and subsidiary of Plexus
     Corp.

3.   SeaMED Corporation, a Washington corporation and subsidiary of Plexus Corp.

4. Agility, Incorporated, a Massachusetts corporation and subsidiary of Plexus Corp.

5. Plexus International Services, Incorporated ("PIS"), a Nevada corporation and subsidiary of Plexus Corp.

     a) Plexus Corp. Limited ("PCL"), a United Kingdom corporation and subsidiary of PIS
     b) Plexus Corp. (UK) Limited ("PCUKL"), a United Kingdom corporation and subsidiary of PCL
     c) Plexus Corp. (Kelso) Limited, a United Kingdom corporation and subsidiary of PCUKL
     d) Plexus Corp. (Maldon) Limited, a United Kingdom corporation and subsidiary of PCUKL

6.   Plexus ABS, Inc., a Nevada corporation and subsidiary of Plexus Corp.

7. PTL Information Technology Services Corp., a Nevada corporation and subsidiary of Plexus Corp.

8.   Casey Jones Corp., an Oregon corporation and subsidiary of Plexus Corp.